                                                                    Exhibit 10.6

CONFIDENTIAL                     NOVELL, INC
--------------------------------------------------------------------------------


                                  NOVELL, INC.

                           SOFTWARE LICENSE AGREEMENT

     This Software License Agreement ("Agreement"), having an Effective Date of September 6, 1996, is agreed to by Novell, Inc., a Delaware corporation, with a place of business at 1555 North Technology Way, Orerm, Utah 84057 ("Novell"), and Bitstream Inc., a Delaware corporation, with a place of business at 215 First Street, Cambridge, Massachusetts 02142 (Licensee).

1. PREVIOUS AGREEMENT. Bitstream and Novell have executed that certain Software License Agreement, dated February 23, 1996 (the "Existing License"). The parties desire to amend and restate the Existing License in its entirety. Upon its execution, this Agreement shall supersede and replace the Existing License. Notwithstanding anything to the contrary in the Existing License, all rights and obligations under tile Existing License shall terminate and be replaced by file rights and obligations under this Agreement.

2. PURPOSE. Novell has developed and is the owner of, or otherwise has authority to license the Envoy technology. Novell and Licensee are interested in satisfying the needs of their respective customers and in increasing use and commercialization of the Envoy technology. Subject to payment of royalties, Licensee will then be able to license customized development tools for the Envoy technology and value added solutions developed from the Envoy technology to Licensee's OEMs. Licensee will also be able to bundle Novell's generally available Envoy Application Product with Licensee's products as well as sell the Envoy Application Product on a stand-alone basis. This Agreement describes the relative rights and obligations of Novell and Licensee with respect to development, use, and distribution of the Envoy Technology by Licensee.

3. BITSTREAM FONTS. As part of the consideration for this Agreement, Novell and Licensee shall execute Amendment I to the Bitstream License Agreement immediately upon execution of this Agreement, a copy of which amendment is attached hereto as Exhibit A.

4. DEFINITIONS. Capitalized terms in this Agreement have the meanings stated below or defined elsewhere in this Agreement. A reference to a particular exhibit is to an exhibit to this Agreement and a reference to a particular section is to a section of this Agreement unless stated otherwise.

     a. Annual Royalty Period shall mean each sequential one year period from the earlier of (i) the date of first customer ship of the Level 2 SDK, or (ii) November 1, 1996.

     b. Bundled Products means (i) the combination of the Envoy Application Product and Licensee's hardware or software products that Licensee will market and sell as a single product offering, and (ii) the combination of the Envoy Application Product and the hardware or software products of Licensee's OEMs that Licensee's OEM will market and sell as a single product offering.

     c. Binary Code shall mean Code that loads and executes without further processing by a software compiler or linker or that results when Source Code is processed by a software compiler.

                                                               SEPTEMBER 5, 1996

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CONFIDENTIAL                     NOVELL, INC
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     d.   Code means computer programming code. Unless specifically stated
          otherwise, Code shall include Binary Code, Source Code, and any Maintenance Modifications to Code or Enhancements to Code in existence from time to time.

     e. Confidential Information. "Confidential Information" means the terms of this agreement and any information and materials which are marked or identified by Novell as confidential or proprietary, and any trade secrets or know-how of Novell disclosed to Licensee under this Agreement, but does not include information that has been publicly known or available without breach of this Agreement or independently developed without reference to Confidential Information.

     f. Core Libraries means the compiled binary library file(s), supporting dlls and header files that expose Envoy API functions through static or latent bindings.

     g. Derivative Works means a work that is based on one or more preexisting works (such as a revision, enhancement, modification, translation, abridgement, condensation, expansion, or any other form in which such preexisting work may be recast, transformed, or adapted) and that, if prepared without authorization of the copyright owner of such preexisting work, would constitute copyright infringement under US law.

     h. End User means an entity who acquires a product for internal use. "End User" does not include an entity which resells, sells, licenses, rents or leases products to other parties in the regular course of business.

     i. Enhancement means changes, additions or new releases, other than Maintenance Modifications, to Code and to related documentation that improve functions, add new functions, or improve performance by changes to system design or coding.

     j. Envoy Application Product means Novell's Envoy product on all platforms available (including Envoy 7 for Windows 95), including any accompanying documentation and any updates, upgrades, and interim releases that Novell makes generally available to the public during the term of this Agreement. Envoy Application Product includes both the Envoy Viewer and the Envoy Driver.

     k. Envoy Driver means the printer driver that is designed to function only with the standard system print calls, such as the Graphical Driver Interface (GDI) in the MS Windows operating systems, to enable applications to create Envoy Files on disk, save to a runtime executable, spool the print process, and launch the Envoy Viewer.

     1. Envoy Files means files in Envoy format usually identified with a .evy extension.

     m. Envoy Viewer means a viewer that allows a user to view and manipulate Envoy Files and/or the runtime viewer that, when bound to an Envoy File, creates an executable that enables the user to view Envoy Files.

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CONFIDENTIAL                     NOVELL, INC
--------------------------------------------------------------------------------



     n.   Envoy API Layer means the Envoy application programming interface
          (API) to which programmers develop programs that communicate with the Core Libraries to create, modify, save, or render Envoy Files.

     o. Level 2 SDK means the software developer kit that identifies and contains all the Envoy API calls to view an Envoy File as well as to create an Envoy File using the Envoy Driver functions and includes sample source code, and information that enables a developer to (i) create customized Envoy Viewers for distribution with electronic content, (ii) embed the Envoy Viewer technology into the developer's applications, and (iii) embed the Envoy Driver technology for creating Envoy Files into the developer's application.

     p. Licensee Products means Licensee's software products that Licensee makes available from time to time.

     q. Maintenance Modification means any modification or revision to Code or to documentation, other than an Enhancement, that corrects an error or provides another incidental correction.

     r. Minimum Guaranteed Payment shall mean the minimum royalty amounts set forth in Section 12.e that Licensee will be required to pay Novell for each Annual Royalty Period.

     s. Novell Products means collectively Level 2 SDK and Envoy Application Product.

     t. OEM means any legal entity or person that receives from Licensee the right to bundle the Novell Products with products of OEM and distribute the Bundled Product to End-Users directly or through other OEMs.

     u.   Payment Target shall mean an amount equal to    [*]
          for the corresponding Annual Royalty Period.

     v. Revenues shall mean gross revenues derived from the Novell Products (or Bundled Product if so specified), minus returns (and the related uncollectible receivable), without deduction for costs of product, rebates or collection or adjustments.

     w. Source Code shall mean the human-readable form or the Code and related system documentation, including all comments and any procedural language.

5. SDK DISTRIBUTION.

     a. DISTRIBUTION LICENSE GRANT. Subject to the terms and conditions of this Agreement and payment of the royalties and fees identified in
          Section 12, Novell hereby grants Licensee a world-wide, non-transferable, exclusive (except as to any licenses Novell has granted or may grant to Corel Corporation) license under copyright during the term of this Agreement to reproduce and distribute to OEMs, by any method or medium of distribution, either directly or through distributors, copies of Level 2 SDKs.

---------
* Certain confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Request for Confidential Treatment.

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CONFIDENTIAL                     NOVELL, INC
--------------------------------------------------------------------------------


          The exclusivity of this license is expressly conditioned upon the following requirements. Should Licensee fail to substantially achieve the requirements set forth below, Novell may terminate the exclusivity of this license grant upon 90 days written notice and Licensee's license set forth in this Section 5 shall become a non-exclusive license.
          i. Licensee shall submit its formal marketing and launch program to Novell for review and approval;
          ii. On a quarterly basis, Licensee will review with Novell its activities, goals, objectives and marketing plans for the next calendar year quarter;
          iii. Both parties will mutually agree upon Licensee's goals and objectives in writing, which goals and objectives will be established in such a manner that they can be quantitatively reviewed and evaluated; and
          iv. Licensee shall make all Minimum Guaranteed Payments as and when due and payable.

     b. OEM LICENSE. Licensee agrees to license each Level 2 SDK to its OEMs by means of a written sublicense signed by both Licensee and OEM. The license shall provide the same level of protection for Novell's interests in the SDKs as Licensee seeks by agreement to provide for its own software of similar nature. Notwithstanding the foregoing, the licenses under which Licensee makes the SDKs available will provide a level of protection which is customary for similar software in the United States and will be provided to Novell for review and approval prior to any distribution.

     c. RESTRICTIONS. Licensee shall only distribute or sublicense Level 2 SDKs (including pre-release versions) that have been approved by Novell as evidenced by a written letter from Novell signed by the Project Manager stating that the SDK is approved for distribution. Each Enhancement, update, or upgrade to the SDK's must be approved by Novell. Novell's approval shall not be construed as an endorsement of the product by Novell. Licensee shall not authorize OEMs to distribute or sublicense the Level 2 SDK.

     d. SUPPORT. Licensee shall provide all support to OEMs of the Level 2 SDK. Licensee shall not refer OEMs to Novell for support. Licensee shall report to Novell in writing any bugs, coding errors, or any general deficiency that takes away or limits the functionality of the product as delivered. Novell will respond within five (5) working days that it acknowledges receipt and will provide a written explanation of its intended course of action within ten (10) working days of receipt of the reported problem from Licensee.

     e. OWNERSHIP. Novell shall own the Level 2 SDK and all modifications and Derivative Works thereto. To the extent Licensee may own any copyright, patent, or other interest in the above, Licensee agrees to assign and hereby assigns to Novell, and Novell accepts, Licensee's entire world-wide right, title and interest therein. Licensee shall retain ownership of all value add tools Licensee bundles with the Level 2 SDK.

     f. DEVELOPMENT OF LEVEL 2 SDK. If Novell does not complete development of the Level 2 SDK, then Licensee agrees to accept the Level 2 SDK as currently available and complete development of the Level 2 SDK as mutually agreed upon by the parties and in accordance with all standards and formats associated with Envoy.

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CONFIDENTIAL                     NOVELL, INC
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6. ENVOY APPLICATION PRODUCT DISTRIBUTION.

     a. LICENSE GRANT. Subject to the terms and conditions of this Agreement and payment of the royalties and fees identified in Section 12, Novell hereby grants to Licensee a non-exclusive, non-transferable license under copyright during the term of this Agreement:
          i. to reproduce and distribute externally to End Users, either directly or through distributors, copies in Binary Code form only of the Envoy Application Product bundled with Licensee Product and as a stand-alone product; and
          ii. to sublicense to Licensee's OEMs the right to reproduce and distribute the Envoy Application Product bundled with OEM's product.

     b. END USER LICENSE. The End User's use of the Envoy Application Product shall be governed by the Novell license agreements included with the Envoy Application Product. Licensee and Licensee's OEMs shall not modify the Envoy Application Product or the accompanying license agreements.

     c. SUPPORT. Licensee is responsible to provide support to End Users that acquire the Envoy Application Product through Licensee or Licensee's OEMs.

7. POINT OF SALE REPORTS. Licensee agrees to provide Novell, by no later than the tenth (10th) day of each calendar month, a Point of Sale report for the previous calendar month. "Point of Sale Report" means, for purposes of the Agreement, a report provided by Licensee to Novell which is in a Novell-specified format and which includes, among other things, (i) a list of Novell Products sold, (ii) the regional designation required by Novell, to the extent that Licensee and/or its OEMs can identify the regional designation, (iii) Licensee's part numbers of the Novell Products sold, and
     (iv) the amount of on-hand inventory of all Novell Products by product number (including products listed in the POS Report and any other Novell Products in inventory not otherwise included in the POS Report). The Point of Sale Report may only be used by Novell to provide compensation to Novell's sales force and to concentrate marketing activities to promote greater sales.

8. RECORDS EXAMINATIONS. Licensee agrees to allow Novell to examine its records to determine compliance or noncompliance with the Agreement. Any examination will be at the expense of Novell and will be solely for the purpose of ensuring compliance with the Agreement. Any examination will be conducted by Novell, and will occur during regular business hours at Licensee's offices and will not interfere unreasonably with Licensee's business activities. Examinations will be made no more frequently than once a year, and Novell will give Licensee ten (10) days or more prior written notice of the date of the examination and the name of the Novell authorized representative who will be conducting the examination. All information obtained by the Novell authorized representative conducting the audit will be maintained confidential by Novell. If such examination indicates that Licensee is delinquent in assessing or paying royalties by more than 3% of the amounts actually owed, Licensee shall pay all of Novell's expenses of the examination.

9. AGREEMENTS WITH LICENSEES, END USERS, AND DISTRIBUTORS. Licensee will require Licensee's distributors and Licensee's Licensees to enter into a written agreement with Licensee prior to providing any Novell Product to such distributor or Licensee. The agreement shall include provisions consistent with the agreements Licensee uses with respect to the licensing of its own

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CONFIDENTIAL                     NOVELL, INC
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     hardware and software products. Furthermore, the agreement shall include provisions consistent with the provisions of this Agreement and must be materially no less protective of Novell's rights in the Novell Products than are tile terms and conditions of this Agreement. Licensee agrees to use commercially reasonable efforts to enforce its agreements with Licensees and distributors to ensure compliance. Licensee shall use best efforts to protect Novell's copyright, shall notify Novell of any breach of a material obligation under an End User license agreement or an Licensee agreement, and will use best efforts to cooperate with Novell in any legal action to prevent or stop unauthorized use, reproduction or distribution of the Novell Products.

10. RESTRICTIONS. Notwithstanding any licenses granted to Licensee herein, Licensee shall not create, or allow others to create, a system print driver or any technology duplicating or substantially duplicating the function of the Envoy Driver. Furthermore, Licensee is not authorized to and shall not modify the Envoy Driver or the Envoy Application Product. Licensee will include and/or not alter Novell's or Novell's licenser's copyright, trade secret, proprietary and/or other legal notices contained on or in copies of the Novell Products.

11. TRADEMARKS. Licensee agrees to include the "Envoy" logo on all packaging for the Novell Products and attribute ownership of the logo to Novell. All use of the Envoy trademark and Envoy logo shall be in accordance with Novell's then current trademark usage policies. Licensee is not authorized to use any Novell trade names without the prior written consent of Novell. Upon the expiration or termination of this Agreement, Licensee agrees to cease all display, advertising and use of any and all Novell trade names and trademarks. Licensee agrees not to alter, erase or overprint any notice provided by Novell and not to attach any additional trademarks without the prior written consent of Novell or affix any Novell trademarks to any non-Novell product. Licensee recognizes Novell's ownership and title to the trade names and trademarks and the goodwill attaching to the trade names and trademarks. Licensee agrees that any goodwill which accrues because of its use of the trade names and/or trademarks will become Novell's property. Licensee agrees not to contest Novell's Marks or trade names, or make application for registration of any Novell trademarks or trade names without Novell's prior written consent. Licensee agrees not to use, employ or attempt to register any trademarks or trade names which are confusingly similar to Novell's trademarks or trade names. Prior to use, Licensee agrees to submit a specimen or first article copy of all art, packaging and advertising, including print advertisements, brochures, collateral, direct mail, labels, data sheets, that makes use of any of the Novell trademarks or trade name to Novell for approval.

12. ROYALTIES. Licensee shall pay Novell royalties at the royalty rates listed below. Royalty payments shall be due to Novell in U.S. funds no later than thirty (30) days after the end of each calendar quarter for all Novell Products distributed during such quarter. Each royalty payment shall be accompanied by a statement showing the basis on which such payment was calculated. Payments which are more than thirty (30) days overdue shall be subject to a late payment charge of one percent (1%) per month or any part thereof, accrued monthly, commencing on the original date due; provided however, that if the amount of such late payment charge exceeds the maximum allowed by law, such charge will be automatically reduced to the maximum legal amount.

     a. LEVEL 2 SDK. Licensee will pay Novell a royalty of [*] on Revenues received on account of or derived from any and all copies distributed of the Level 2 SDK. Once aggregate royalties

----------
* Certain confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Request for Confidential Treatment.
                                        6
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CONFIDENTIAL                     NOVELL, INC
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          paid to Novell under Sections 12.a, 12.b, 12.c, and 12.d equal the
          Payment Target for that Annual Royalty Period, Licensee's royalty percentage shall be reduced to [*] of Revenues for the duration of that Annual Royalty Period. Upon the commencement of the next Annual Royalty Period, Licensee's royalty percentage shall once again be [*].

     b.   PRODUCTS BASED ON OR DERIVED FROM THE LEVEL 2 SDK.
          Licensee will pay Novell a royalty of [*] on Revenues received on account of or derived from products based on or derived from the Level 2 SDK. Once aggregate royalties paid to Novell under Sections 12.a, 12.b, 12.c, and 12.d equal the Payment Target for that Annual Royalty Period, Licensee's royalty percentage shall be reduced to [*] of Revenues for the duration of that Annual Royalty Period. Upon the commencement of the next Annual Royalty Period, Licensee's royalty percentage shall once again be [*].

     c.   STAND-ALONE ENVOY APPLICATION PRODUCT.
          [*] per copy for all copies of the Envoy Application Product created.

     d.   BUNDLED AND OEM ENVOY APPLICATION PRODUCT.
          Licensee will pay Novell a royalty of [*] on Revenues received on account of or derived from any and all copies of the OEM and bundled Envoy Application Product. Once aggregate royalties paid to Novell under Sections 12.a, 12.b, 12.c, and 12.d equal the Payment Target for that Annual Royalty Period, Licensee's royalty percentage shall be reduced to [*] of Revenues for the duration of that Annual Royalty Period. Upon the commencement of the next Annual Royalty Period, Licensee's royalty percentage shall once again be [*]. In addition, Novell agrees to consider periodic requests for quotation for pricing relief with respect to specific accounts.

     e.   MINIMUM GUARANTEED PAYMENT. Licensee shall pay Novell minimum, annual, aggregate royalties for the Envoy Application Product and the Level 2
          SDK as specified below. If the aggregate royalties owed to Novell pursuant to Sections 12.a, 12.b, 12.c, and 12.d during each Annual
          Royalty Period of this Agreement amount to less than the Minimum
          Guaranteed Payment, Licensee agrees to pay Novell the difference within thirty (30) days of the end of each Annual Royalty Period.
                MINIMUM GUARANTEED PAYMENT
                First Annual Royalty Period                     [*]
                Second Annual Royalty Period                    [*]
                Third Annual Royalty Period                     [*]
                Fourth Annual Royalty Period                    [*]
                Fifth Annual Royalty Period                     [*]
                Each subsequent Annual Royalty Period:          [*] increase over previous year's Minimum
                                                                Guaranteed Payment

13. OWNERSHIP. No title to or ownership of the Novell Products acquired under the Agreement or proprietary technology in hardware acquired under the Agreement is transferred to Licensee. Notwithstanding any provision of the Agreement to the contrary, Novell, or the licensor through which Novell obtained the rights to distribute the Novell Products, owns and retains all title and

----------
* Certain confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Request for Confidential Treatment.

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     ownership of all intellectual property rights in the Novell Products, including all software, firmware, software master diskettes, copies of software, master diskettes, documentation and related materials which are acquired, produced or shipped by Novell under the Agreement, and all modifications to and derivative works from software acquired under the Agreement made by Licensee, Novell or any third party. Novell does not transfer any portion of such title and ownership, or any of the associated goodwill, to Licensee, and the Agreement should not be construed to grant Licensee any right or license, whether by implication, estoppel or otherwise, except as expressly provided. Licensee agrees to be bound by and observe the proprietary nature of the Novell Products acquired under the Agreement. Licensee agrees to take appropriate action by instruction or agreement with its employees. agents, contractors and sublicensees who are permitted access to the Novell Products to fulfill Licensee's obligations under the Agreement. Except as set forth in the Agreement, or as may be permitted in writing by Novell. Licensee agrees not to provide Novell Products or any part or copies thereof to any third party without the prior written consent of Novell.

     All rights not explicitly granted herein shall remain solely and exclusively in Novell. To the extent such rights are not deemed, as a matter of law, to be the sole and exclusive property of Novell, Licensee hereby assigns and Novell hereby receives all right, title, and interest therein, and agrees to execute at Novell's request subsequent decimation as further evidence of this assignment.

     Upon request, Licensee shall promptly complete Novell's then current form of Intellectual Property Rights Questionnaire ("IPRQ") for any Code or documentation developed by or for Licensee in which ownership is held by Novell. Licensee represents and warrants that the information contained in any such IPRQ is accurate and complete.

14. SUPPORT. Novell shall have no support obligations to Licensee except as expressly identified in this Agreement. Licensee shall provide support to End Users and OEMs who acquire Novell Products by or through Licensee. Licensee agrees that end user support is a condition of its continued authorization by Novell. Although Novell has granted Licensee a worldwide license to market and sell the Novell Products under the terms of this Agreement, Licensee agrees that it will not market and sell the Novell Products in areas where it does not have the ability to support the Novell Products.

15.  PRODUCT MANAGEMENT COUNCIL.

     a. FORMATION. Novell and Licensee will form an Envoy Product Management Council (the "Council"). The parties may add additional members to the Council as mutually agreed. The purpose of the Council will be to provide Licensee an opportunity to guide and direct the future direction of the Envoy SDK and the Envoy Application Product by making proposals to Novell. The Council will endeavor to; (i) collectively establish a base level of compatibility amongst all parties, (ii) establish and prioritize specific development efforts, (iii) formalize the product management process to represent the interests of each party, (iv) establish a means by which to measure and gauge the progress of the product development, and (v) to establish a formal means of communication between all parties. Notwithstanding the foregoing, no proposals of the Council will be initiated without Novell's prior written consent. All work performed by or for Licensee with respect to the Envoy technology shall be done pursuant to a separate development agreement which will grant development licenses and allocate the rights

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          of the respective parties. Among other things, such development agreement will include provisions to the effect that all work derived from Novell's intellectual or other proprietary property shall be owned by Novell. This Agreement shall in no way grant any license rights to Licensee in relation to the Council work proposed by the Council or work created by the Council.

     b. PRODUCT DEVELOPMENT. During title term of this Agreement, Licensee will assume the funding of the development efforts agreed to by Novell and the Council. Such funding will amount to Licensee's provision of development services equivalent during the first year of this Agreement to a minimum of approximately [*], where
          "approximately" means [*]. Each subsequent year, the Council will meet prior to the next fiscal year to establish an appropriate development budget for that year. It is Licensee's intention to contract these development activities to Tumbleweed Software Corporation after obtaining appropriate license rights from Novell. However, Licensee reserves the right to develop with another vendor, including its own development team, if it so chooses.

     c. FIRST DELIVERABLE. The first development deliverable to be funded by Licensee will be the completed Level 2 SDK. Licensee will contract such development to Tumbleweed as a work for hire to be owned by Novell.

16. TERM, TERMINATION, RETURN OF TECHNOLOGY.

     a. TERM. This Agreement shall terminate at the end of the fifth Annual Royalty Period, unless terminated earlier by either party in accordance with the provisions of this Section. Such term shall automatically renew for successive one year periods unless terminated in accordance with this Section.

     b. TERMINATION FOR CONVENIENCE. Either party may terminate this Agreement at any time, with or without cause, after the end of the fifth Annual Royalty Period by providing the other party with 90 days prior written notice.

     c. EARLY TERMINATION. Either party may terminate the Agreement at any time upon the other party's failure to cure a material breach of this Agreement following thirty (30) days prior written notice of the breach. In addition, Novell (or its permitted assignee of this Agreement) may terminate this Agreement by providing written notice to Licensee at any time upon occurrence of any one or more of the following:

          i. Licensee fails to pay Minimum Guaranteed Payments as and when due and payable.
          ii. Upon one year prior written notice given after Novell discontinues the Envoy Application Product.
          iii. Upon one year prior written notice given after Novell sells the Envoy Application Product.
          iv. Licensee develops, markets or sells, or materially assists in the development, marketing or sale of, a software product that directly competes with the Envoy Application Product, Envoy Driver, or Level 2 SDK in the geographic areas in which such are marketed (a "Competitive Product"); including without limitation providing material consulting

----------
* Certain confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Request for Confidential Treatment.
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               services, owning, managing, operating, materially participating in, controlling, or being connected as a majority stockholder, partner, or other similiar relationship with any business, individual or entity that creates, develops or markets a Competitive Product. Competitive Product shall not be construed to include complementary products that do not take away from sales of the Envoy Application Product or Envoy Driver themselves and shall not apply to a passive investment in another company or entity.
          v. In the event Licensee undergoes a Change of Control. For purposes of this Section 16.c, "Change of Control" shall mean when (i) substantially all of Licensee's assets are acquired, or (ii) any person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act as in effect on the date hereof) shall come to own, directly or indirectly, beneficially or of record, voting securities representing more than 50% of the total voting power of Licensee, or (iii) Licensee becomes a Subsidiary of some third-party. Licensee shall be considered a Subsidiary of a third party if(i) fifty percent (50%) of Licensee's outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) is owned or controlled, directly or indirectly, by another company, person, group or entity, or (ii) if Licensee does not have outstanding shares or securities, fifty percent (50%) of Licensee's ownership interest representing the right to make the decisions for Licensee is owned or controlled, directly or indirectly, by another company, person, group or entity.

     d. OTHER TERMINATION. Should the Novell Products, or the operation thereof, become, or in Novell's option be likely to become, the subject of infringement of any U.S. trademark, U.S. copyright or U.S. patent, Licensee agrees to permit Novell, at its option and expense, either to procure for Licensee the right to continue using the Novell Products, or to replace or modify them so that they become non-infringing, or to terminate this Agreement.

     e. EFFECT OF TERMINATION. Licensee will discontinue its distribution and use of the Novell Products following termination once its then current inventory has been exhausted; provided, however, that if this Agreement is terminated due to a breach by Licensee, Licensee will cease distribution of the Novell Products immediately. No Minimum Guaranteed Payments will be required after notice of termination of this Agreement is given in accordance with Section 16.c.ii or Section 16.c.iii.

     f. RETURN OF TECHNOLOGY. Within 30 business days after termination of this Agreement, Licensee shall either deliver to Novell or destroy all copies of the Novell Products (except as otherwise stated herein) and any other materials provided by Novell to Licensee hereunder. Notwithstanding the foregoing, and provided Licensee fulfills its obligations specified in this Agreement, Licensee may continue to use and retain copies of the Novell Products to the extent, but only to the extent, necessary to support and maintain the Novell Products rightfully distributed by Licensee prior to termination of this Agreement. Notwithstanding the termination of this Agreement, all End User sublicenses which have been properly granted by Licensee pursuant to this Agreement prior to its termination shall survive.

     g. BUY OUT OPPORTUNITY. In the event Novell discontinues or sells the Envoy technology, Novell shall offer to sell the Envoy technology to Licensee as follows. Novell will provide to Licensee's CFO and President, in accordance with the notice provisions of this Agreement, a

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          written proposal of the terms and conditions for purchase of the
          Envoy technology by Licensee ("Proposal"). Licensee will have ten
          (10) business days to accept the Proposal in writing or to provide Novell with a counter offer, after which time Novell shall either accept or reject Licensee's counter offer within ten (10) business days. During this period, Novell shall not actively engage in negotiations with third parties regarding the sale of the Envoy Technology. If Licensee has not accepted the Proposal as specified within ten (10) business days, then the Proposal shall be revoked and Novell shall be free to offer the Envoy technology to other parties. However, if Novell offers to sell, or engages in discussions to sell, the Envoy technology to other parties on terms materially different than the Proposal made to Licensee, then Novell will continue to engage Licensee in negotiations regarding the potential purchase of the Envoy technology by Licensee to the extent Licensee's interest in doing so continues, and Novell will evaluate in good faith any counter-offers made by Licensee. The parties acknowledge that Novell shall have no obligation whatsoever to give preferential treatment to Licensee's offer to purchase the Envoy technology after non-acceptance by Licensee of the original Proposal, and that Novell shall be free to sell the Envoy Technology to whichever potential buyer best meets Novell"s interests and needs, as determined by Novell.

     h. TRANSITION OPTION. In the event Novell sells the Envoy technology and assigns this Agreement to the buyer thereof, either Novell or the buyer may, at its option, waive the Minimum Guaranteed Payments that Licensee would otherwise be required to make and the exclusive license with respect to the Level 2 SDK granted to Licensee pursuant to this Agreement shall become non-exclusive. The foregoing option may only be exercised within 90 days of the closing date of the sale of the Envoy technology.

17. WARRANTIES.

     Performance. Novell warrants only to Licensee that the Envoy Application Product will substantially conform to the specifications in the published documentation for such product in effect when the Envoy Application Product is provided to Licensee. If Licensee finds what Licensee believes to be errors or a failure of the Envoy Application Product to meet specifications which significantly affect performance, and promptly provides Novell with a written report, Novell will use reasonable efforts to correct, any such errors or failures. This is Licensee's sole and exclusive remedy for any express or implied warranties hereunder. Novell's warranty and obligation shall extend for a period of six months from the date Novell first delivers the Envoy Application Product to Licensee. Novell's warranty and obligation is solely for Licensee's benefit. Licensee has no authority to extend this warranty to any other person or entity.

     NOVELL MAKES NO OTHER WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING ANY WARRANTY THAT THE NOVELL PRODUCTS ARE FREE OF ERRORS. EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION, NOVELL AND ITS LICENSORS DO NOT MAKE, AND HEREBY DISCLAIM, ANY EXPRESS OR IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OF DESIGN, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM COURSE OF DEALING, USAGE OR TRADE PRACTICE.

18. LIMITATION OF LIABILITY.

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     Notwithstanding any other provision of this Agreement, Novell's liability for damages will be limited to the aggregate paid by Licensee to Novell under this Agreement. IN NO EVENT WILL NOVELL OR ITS LICENSORS BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL PUNITIVE, OR CONSEQUENTIAL DAMAGES, LOST REVENUES OR PROFITS, DATA, OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY HOWEVER CAUSED, NO MATTER WHAT THEORY OF LIABILITY, EVEN IF LICENSEE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

19. INDEMNIFICATION BY NOVELL.

     a. Novell agrees to indemnify, defend and hold Licensee harmless from any and all damages, liabilities, costs and expenses incurred by Licensee as a result of any claim, judgment or adjudication against Licensee which provides that the Novell Products, trade names or the trademarks appropriately used by Licensee in connection with marketing the Novell Products infringe any U.S., EEC, Middle East, Japan, Korea, or Taiwan trademark, copyright or patent of any third party, provided: (i) Licensee promptly notifies Novell in writing of the claim; and (ii) Licensee agrees that Novell will have the sole control of the defense of any action and all negotiations for settlement and compromise.

     b. Novell shall have no liability for any claim based upon (a) use of other than a current unaltered version of the Novell Products, (b) use, operation or combination of the Novell Products with non-Novell programs, data, equipment or if such infringement would have been avoided but for such use, operation or combination, (c) Licensee's or its agent's activities after Novell bas notified Licensee that Novell believes such activities may result in such infringement, or (d) Licensee's use of any trademark or logo other than those authorized by Novell.

     c. Should the Novell Products, or the operation of the Novell Products, become, or in Novell's opinion be likely to become, the subject of infringement of any trademark, copyright or patent, Licensee agrees to permit Novell, at its option and expense, either to procure for Licensee the right to continue using the Novell Products, to replace or modify them so that they become non-infringing, or to terminate this Agreement upon notice to Licensee.

     d. NOVELL'S AGGREGATE INDEMNIFICATION TO LICENSEE SHALL BE LIMITED TO THE AGGREGATE SUM PAID BY LICENSEE TO NOVELL UNDER THIS AGREEMENT. THE ABOVE STATES THE ENTIRE LIABILITY OF NOVELL WITH RESPECT TO INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR ANY OTHER FORM OF INTELLECTUAL PROPERTY BY NOVELL PRODUCTS SUPPLIED BY NOVELL UNDER THIS AGREEMENT. NOVELL SHALL NOT BE LIABLE FOR ANY CLAIM BY LICENSEE BASED ON ANY THIRD PARTY CLAIM, EXCEPT AS STATED IN THIS SECTION 19 OF THIS AGREEMENT.

20. INDEMNIFICATION BY LICENSEE.

     Licensee agrees to indemnify, defend and hold Novell harmless from any and all damages, liabilities, costs and expenses incurred by Novell as a result of any claim, judgment or adjudication

                                       12
                                                               September 5, 1996



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     against Licensee arising out of Licensee's distribution of the Novell
     Products, except to the extent that such claims arise from intellectual property infringement by the Novell Products.

21. GENERAL PROVISIONS.

     a. Force Majeure. If either party is prevented from performing any portion of this Agreement by causes beyond its control (excluding payment), including labor disputes, civil commotion, war, governmental regulations or controls, casualty, or acts of God, the defaulting party will be excused from performance for the period of the delay and for a reasonable time following the delay.

     b. Jurisdiction. This Agreement will in all respects be governed by and interpreted in accordance with the laws of the State of California as applied to transactions taking place in California between California residents. Any action or proceeding brought by either party against the other arising out of or related to this Agreement may be brought in a state or federal court of competent jurisdiction located within Santa Clara County, California, and Novell and Licensee each consents to the personal jurisdiction of those courts.

     c. Waiver. No waiver of any right or remedy on one occasion by either party will be deemed a waiver of that right or remedy on any other occasion.

     d. Entire Agreement; Amendments. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter of this Agreement and merges all prior discussions. Neither party will be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter other than as expressly provided in this Agreement, or as duly set forth on or subsequent to the Effective Date in writing and signed by a proper and duly authorized representative of the party to be bound thereby. No provision appearing on any form originated by either party will be applicable unless the provision is expressly accepted in writing by the other party.

     e. Assignment. Neither party may assign its rights or delegate its duties under this Agreement, in whole or in part, without the other's prior written consent. Any attempted assignment without written consent will be void. Notwithstanding, Novell may, without further consent from Licensee, assign its rights and delegate its duties under this Agreement in the event of a sale or spin-off of Novell's product line that includes the Envoy Products.

     f. Notice. Unless otherwise agreed to by the parties, all notices required under this Agreement (except those relating to product pricing, changes, and upgrades) must be (A) registered mail or certified mail, return receipt requested, (B) overnight mail, or (C) personal delivery addressed and sent to the address first above written and to the attention of the party executing this Agreement or that person's successor. Notices will be effective on the earlier of receipt or three business days after dispatch. Either party may change its address for receipt of notice by notifying the other party.

     g. Severability. If any provision of this Agreement is declared to be invalid, Novell and Licensee agree that the invalidity will not affect the validity of the remaining provisions of this

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          Agreement and further agree to substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

     h. Independent Contractors. Each party acknowledges that both parties to this Agreement are independent contractors and that neither party will represent itself as an agent or legal representative of the other.

     i. Cumulative Remedies. The remedies under this Agreement will be cumulative and not alternative and the election of one remedy for breach will not preclude pursuit of other remedies.

     j. Attorneys' Fees. If any dispute arises between the parties with respect to the matters covered by this Agreement which leads to a proceeding to resolve the dispute, the prevailing party in the proceeding will be entitled to receive its reasonable attorneys' fees, expert witness fees, and out-of-pocket costs incurred in connection with the proceeding, in addition to any other relief it may be awarded.

     k. Publicity. This Agreement is confidential and neither party will issue press releases or engage in other types of publicity of any nature dealing with commercial and legal details of this Agreement or its subject matter without the other's prior written approval, which will not be unreasonably withheld.

     l. Compliance with Laws. Licensee will comply, at its own expense, with all statutes, regulations, rules, ordinances, and orders of any governmental body, department or agency which apply to or result from Licensee's obligations under this Agreement. Licensee agrees to not export Envoy Products directly or indirectly, separately or as part of a system, without first obtaining proper authority to do so from the appropriate governmental agencies or entities, as may be required by law. In particular, Licensee, absent any required prior authorization from the Office of Export Licensing, U.S. Department of Commerce, 14th and Constitution Avenue, Washington, D.C. 20230, will not export or reexport (as defined in Section 779 of the Export Administration Regulations, as amended ("Regulations")) the Envoy Products, any technical data or other confidential information, or direct product of any of the foregoing, to Afghanistan, Iraq, Iran, Syria, the People's Republic of China, Yugoslavia (Serbia and Montenegro), or any Group Q, S, W, Y, or Z country specified in Supplement No. 1 to Section 770 of the Regulations.

     m. Survival. Sections 12, 13, 14 and 16-21 of this Agreement shall survive expiration or termination of this Agreement and will remain in effect.

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NOVELL, INC.                                    BITSTREAM INC.

By: /s/ Robert A. Krauss                       By: /s/ C. Ray Boelig
   --------------------------------               ----------------------------
Name: Robert A. Krauss                         Name: C. Ray Boelig
     ------------------------------                 --------------------------
Title:  Acting Vice President - ATD            Title: President & CEO
      -----------------------------                  -------------------------
Date: September 6, 1996                        Date: September 6, 1996
     ------------------------------                 --------------------------

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                                  EXHIBIT A
                                  AMENDMENT
                                  ********
                                 AMENDMENT 1
                                     TO
                         BITSTREAM LICENSE AGREEMENT

This Amendment amends that certain Bitstream License Agreement, dated June 30, 1995 (the "Agreement"), by and among Bitstream Inc. ("Bitstream") and Novell, Inc. ("Novell"). This Amendment is effective when executed by authorized representatives of both parties. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

The parties agree to amend the Agreement as follows:

     1. In addition to the Licensed Products set forth in Exhibit A-2 of this Agreement, Exhibit A-2 is amended to provide to Novell a total of twenty (20) Outline fonts in both TrueType and Type One format for the PC and Macintosh. Licensee's distribution of the font products with its own products shall be royalty-free.

     2. Notwithstanding anything to the contrary in the Agreement, all licenses granted by the Agreement or by this Amendment shall extend to all divisions of Novell at no further charge.

     3. The three (3) year term specified in Schedule 2-B is deleted and replaced with a term of five (5) years from August 1, 1996.

     4. Section 3 of Schedule 2-B is deleted in its entirety. Licensee will have access to and Bitstream will provide at no additional charge all updates and upgrades to the Licensed Products.

     4.   The phrase "three years from the effective date" in line 3 of Section
          8.1 is deleted and replaced with "five (5) years from August 1, 1996".

Except as otherwise set forth herein, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date executed by all parties below.

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NOVELL, INC.                                    BITSTREAM INC.

By: /s/ Robert A. Krauss                       By: /s/ C. Ray Boelig
   --------------------------------               ----------------------------
Name: Robert A. Krauss                         Name: C. Ray Boelig
     ------------------------------                 --------------------------
Title:  Acting Vice President - ATD            Title: President & CEO
      -----------------------------                  -------------------------
Date: September 6, 1996                        Date: September 6, 1996
     ------------------------------                 --------------------------

                                       17
                                                               September 5, 1996